UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

At its meeting held on April 29, 2008, the Compensation Committee of the Board of Directors (the ‘‘Board’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) approved increases in the salaries of Richard Houghton and Julian Cusack, following the appointment of Mr. Cusack as Chief Operating Officer from April 17, 2008 and Mr. Houghton’s increased responsibilities for operational oversight of Aspen’s Human Resources, Information Technology and Insurance/Reinsurance Claims departments. Mr. Houghton’s salary is increased from GBP 330,000 to GBP 350,000 effective May 1, 2008. Mr. Cusack’s salary is increased from $440,000 to GBP 350,000 effective May 1, 2008. Any changes to the service agreements of Messrs. Cusack and Houghton to reflect the above would be contained in revised agreements which, if so changed, are expected to be attached as exhibits to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2008.

In its meeting held on April 29, 2008, the Compensation Committee of the Board approved equity compensation awards for certain executive officers under the Amended 2003 Share Incentive Plan, as amended (the ‘‘Plan’’), with a grant date of May 2, 2008 (being the day on which our close period ends following the release of our earnings).

The Compensation Committee approved the following compensation with respect to the Company’s Named Executive Officers:

2008 Performance Shares under the Plan
Christopher O’Kane, Chief Executive Officer	57,416
Julian Cusack, Chief Operating Officer and Chairman of Aspen Insurance Limited	26,794
Richard Houghton, Chief Financial Officer	26,794
Brian Boornazian, Head of Reinsurance	28,708
James Few, Head of Property Reinsurance	22,967

2008 Performance Shares.    The performance shares will be subject to a three-year vesting period with a separate annual Return on Equity (‘‘ROE’’) target for each year. One-third of the grant will be eligible for vesting each year based on the following formula, and will only be issuable at the end of the three-year period. If the ROE achieved in any given year is less than 10%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e. 33.33% of the initial grant). If the ROE achieved in any given year is between 10% and 15%, then the percentage of the performance shares eligible for vesting in such year will be between 10% and 100% on a straight-line basis. If the ROE achieved in any given year is between 15% and 25%, then the percentage of the performance shares eligible for vesting in such year will be between 100% and 200% on a straight-line basis. Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant (i.e. the ROE was greater than 15% in such year) and the average ROE over such year and the preceding year is less than 10%, then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. If the average ROE over the two years is greater than 10%, then there will be no diminution in vesting and the shares eligible for vesting in such year will vest in accordance with the vesting schedule without regard to the average ROE over the two-year period.

The summary above of the material terms of the 2008 Performance Shares is qualified by the actual terms of the 2008 Performance Share Award Agreement, which is expected to be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2008.

At the same meeting, the Compensation Committee also took action in relation to a portion of the unvested options granted to Mr. Stuart Sinclair in a letter from the Company dated August 3, 2006.

Following Mr. Sinclair’s notice of termination, all unvested 2006 performance shares, 2006 options, 2007 performance shares and 2007 options would be forfeited. Of the total amount granted, the Compensation Committee decided that a total of 43,200 options granted in 2006 (whether or not unvested) will not be forfeited and will be eligible for vesting. These were granted as a replacement of equity to compensate Mr. Sinclair’s loss of options from his previous employer. Mr. Sinclair will be required to exercise any such options within three months of his formal termination date in March 2009.

Employee Plans

At the Annual General Meeting of Shareholders of the Company held on April 30, 2008, the Shareholders approved the Company’s Employee Share Purchase Plan, including the International Employee Share Purchase Plan (the ‘‘Employee Share Purchase Plan’’) and the 2008 Sharesave Scheme (the ‘‘2008 Sharesave Scheme’’, and collectively with the Employee Share Purchase Plan, the ‘‘Employee Plans’’), attached to this filing as Exhibit 10.1 and 10.2, respectively. The number of shares reserved for issuance and purchase by the participants under the Employee Plans, subject to adjustment upon changes in capitalization of the Company, will be 870,000 shares.

Employee Share Purchase Plan.    The purpose of the Employee Share Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase shares of the Company as an opportunity to share in the ownership of the Company through accumulated payroll deductions. The Employee Share Purchase Plan will be implemented by a series of consecutive offering periods as determined by the Board. The Board will have the power to change the duration and/or frequency of offering periods with respect to future offering periods. Offering periods will be for a two (2) year or other period as determined by the Board but may not be longer than twenty-seven (27) months.

On an offering date, participants will be granted an option for as many shares as the participant will be able to purchase with the payroll deductions credited to the participant’s account during the offering period. An eligible employee may authorize payroll deductions at the rate of any whole percentage or in a specified amount of the eligible employee’s compensation not to exceed five hundred U.S. dollars (US$500) per month. The purchase price will be eighty-five percent (85%) of the fair market value of a share on the offering date which may be adjusted upon changes in capitalization of the Company. Fair market value will be equal to the closing sales price for the shares (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange or any other established stock exchange or national market system.

The Employee Share Purchase Plan will terminate on the tenth anniversary of the effective date unless terminated earlier by the Board.

The purpose of the 2008 Sharesave Scheme is to provide eligible employees of the Company’s UK subsidiaries with an opportunity to share in the ownership of the Company by offering successive options to purchase ordinary shares on terms mutually advantageous to the Company and employees of its UK subsidiaries.

2008 Sharesave Scheme.    Under the 2008 Sharesave Scheme, the Board may grant a series of options to acquire ordinary shares which vest in three, five or seven years. An employee saves for the purchase price of his or her options by entering into a savings contract with a savings provider under which he or she agrees to save a regular monthly amount, not less than £5 per month or more than £250 per month. At the end of each savings period, participating employees receive their savings back, plus a UK tax free bonus, which may be used, at the participating employees’ discretion, to exercise their options. Options not exercised within six months from the end of the contract will lapse.

Unless a higher price is designated by the Board, the purchase price per share will be 85% of the fair market value of the Company’s ordinary shares on the date of grant of the option. Fair market value is determined by the average of the highest and lowest prices as reported on the New York Stock Exchange on or immediately proceeding the date of grant. The purchase price is converted into Pounds Sterling at the noon buying rate in New York, New York, as certified for customs purposes by the U.S. Federal Reserve Bank, either as of that day or averaged over the three preceding days, as determined by the Board.

The 2008 Sharesave Scheme is scheduled to expire on the tenth anniversary of its commencement. With the approval of Her Majesty’s Revenue and Customs of the United Kingdom, appropriate adjustments may be made by the Board in the event of any variation in the Company’s ordinary share capital. This may, depending on the circumstances, include a share dividend, share split, recapitalization, reorganization, amalgamation, merger, consolidation exchange, liquidation or spinoff.

The Board may amend the 2008 Sharesave Scheme provided that (i) no amendment may be made without the prior approval of shareholders in general meeting if it would (a) make the terms on which options may be granted materially more generous; or (b) increase the overall limits on grants; or (c) expand the Company’s potential option holders and (ii) no alteration to a key feature shall have effect without the prior approval of Her Majesty’s Revenue & Customs. The Board may make minor amendments to benefit the administration of the Scheme, to take account of any change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for option holders or for the Company. In addition, the Board may establish further schemes to apply an overseas territories governed by rules similar to the rules of the 2008 Sharesave Scheme but modified to take account of local tax, exchange control and securities law, regulations or practice.

The 2008 Sharesave Scheme is subject to the approval of Her Majesty’s Revenue & Customs of the United Kingdom. The Board may make such modifications as they consider necessary or desirable to obtain or maintain such approval.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws

At the Annual General Meeting of Shareholders of the Company held on April 30, 2008, the Shareholders approved all of the proposed amendments to the Company’s Bye-Laws described in the Company’s Proxy Statement for the 2008 Annual General Meeting of Shareholders furnished on March 25, 2008 on Form 8-K. The Company’s Amended and Restated Bye-Laws, as revised, are attached to this filing as Exhibit 3.1.

Section 9.    Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(d)	The following exhibits are filed under Items 5.02 and 5.03 as part of this report:

3.1	Amended and Restated Bye-Laws of Aspen Insurance Holdings Limited

10.1	Employee Share Purchase Plan, including the International Employee Share Purchase Plan of Aspen Insurance Holdings Limited

10.2	Aspen Insurance Holdings Limited 2008 Sharesave Scheme

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: May 5, 2008	By:	/s/ Richard Houghton
Name: Richard Houghton
Title: Chief Financial Officer